Exhibit 99.5

Board of Directors
Phelps Dodge Corporation
One North Central Avenue
Phoenix, Arizona 85004-4414

     We hereby consent to the inclusion of our opinion letter, dated November 18, 2006, as Appendix D, and the references to such opinion in the Joint Proxy Statement/Prospectus relating to the proposed merger of Freeport-McMoRan Copper & Gold Inc. and Phelps Dodge Corporation, which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4.

     In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Wesley Walraven

	Name:	Wesley Walraven
	Title:	Managing Director

December 11, 2006

Citigroup Global Markets Inc.